Exhibit 99.1

Oragenics and Intrexon to Develop Genetically Modified Probiotics

New Exclusive Channel Collaboration focused on Probiotics for the Treatment of

Oral Cavity, Throat, Sinus and Esophagus Diseases

Intrexon Invests $3.9 Million in Oragenics’ Common Stock

Tampa, FL and Germantown, MD (October 1, 2013) – Oragenics, Inc. (NYSE MKT: OGEN), a leader in the development of novel, effective antibiotics and oral care probiotics, and Intrexon Corporation (NYSE: XON), a leader in synthetic biology, today announced the establishment of an Exclusive Channel Collaboration (ECC) to develop and commercialize genetically modified probiotics for the treatment of diseases of the oral cavity, throat, sinus and esophagus. The team is expected to initially focus on therapies for Behçet’s disease and aphthous stomatitis.

The collaborators will utilize their technical and clinical expertise with genetically modified oral microbes to pursue a novel, short-term therapeutic agent. The ECC plans to design genetically modified probiotics that will work orally, administered in, for example, lozenge form rather than through the digestive system – thereby increasing the probability of effective treatment outcomes.

It is anticipated that the therapeutic will treat oral lesions associated with Behçet’s, targeting pain management and functional impairment by suppressing the inflammatory response, reducing frequency of occurrence and avoiding the onset of new lesions. The same treatment may also be applicable in the more commonly experienced recurrent aphthuous stomatitis, better known as canker sores. Both disease states are currently only treated symptomatically and with limited success.

John N. Bonfiglio, Ph.D., President and Chief of Executive Officer of Oragenics, was motivated by the continued success of Oragenics’ existing ECC with Intrexon, coupled with the potential market opportunity for a modified probiotic, to establish an additional collaboration with Intrexon.

“Intrexon’s cutting edge technology in gene manipulation enables us to expand our current expertise in the field of oral probiotics. Working together with Intrexon, we will capitalize upon the experience gained from our first GM microbial offering to establish a new modified probiotic that will improve the lives of currently underserved patients,” Bonfiglio said.

Samuel Broder, M.D., Senior Vice President of Intrexon’s Health Sector and former Director of the National Cancer Institute was intrigued by the possibility of expanding Oragenics’ oral probiotics capabilities to encompass new applications through the collaboration of Intrexon’s synthetic biology expertise.

“Oragenics has an expertise in oral probiotics that lays the foundation for the development of a genetically modified product, including clinical and regulatory experience,” Dr. Broder said. “Their patented oral probiotic technology makes the company an ideal collaborator for the treatment of these unmet clinical needs. We look forward to deepening our already fruitful collaborative relationship to include this new therapeutic opportunity.”

In June 2012, Oragenics and Intrexon entered into an ECC to develop and commercialize lantibiotics, a novel class of broad-spectrum antibiotics, for the treatment of infectious diseases. The collaboration recently demonstrated initial success in producing improved titers of Oragenic’s lead compound MU1140 through a genetically engineered host, progressing toward the goal of commercial production of lantibiotics.

Through the new ECC, Intrexon will be responsible for technology discovery efforts, cell-engineering development, and certain aspects of the manufacturing process. Oragenics will be responsible for conducting preclinical and clinical development of candidate probiotics, as well as for other aspects of manufacturing and the commercialization of the product(s).

Under terms of the ECC agreement:

•	Oragenics paid Intrexon a technology access fee of $6.0 Million at closing, payable in 1,348,000 shares of Oragenics’ common stock at a value per share of $3.00 and a promissory note in the principal amount of $1,956,000. In addition, Oragenics will pay to Intrexon program costs, developmental milestone fees and commercial royalties.

•	Intrexon will provide access to its platform technologies and capabilities including the UltraVector® platform, DNA and RNA MOD engineering, cell system engineering, genome engineering, and protein engineering.

Concurrently with the ECC agreement, Intrexon also purchased 1.3 Million shares of Oragenics’ common stock in a private placement at a price per share of $3.00 for an aggregate purchase price of $3.9 Million. The net proceeds will be used for development of key initiatives relating to Organics’ probiotics program that is part of its new exclusive channel collaboration with Intrexon, and general corporate purposes.

The Oragenics common stock sold to Intrexon in the private placement transaction has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and was issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder. Accordingly, the securities issued to Intrexon may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy Oragenics’ securities, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

Griffin Securities acted as advisor on this transaction.

About Oragenics, Inc.

Oragenics, Inc. is focused on becoming the world leader in novel antibiotics against infectious disease and probiotics for oral health for humans and pets. Oragenics, Inc. has established an exclusive worldwide channel collaboration for lantibiotics, a novel class of broad spectrum antibiotics, with Intrexon Corporation Inc., a synthetic biology company. The collaboration will allow Oragenics access to Intrexon’s proprietary technologies with the idea of accelerating the development of much needed new antibiotics that will work against resistant strains of bacteria. Oragenics also develops, markets and sells proprietary probiotics specifically designed to enhance oral health for humans and pets, under the brand names Evora and ProBiora in over 13 countries worldwide.

For more information about Oragenics, visit www.oragenics.com. Follow Oragenics on Facebook and Twitter.

About Intrexon Corporation

Intrexon Corporation (NYSE: XON) is a leader in synthetic biology focused on collaborating with companies in Health, Food, Energy and the Environment to create biologically-based products that improve the quality of life and the health of the planet. Through the company’s proprietary UltraVector® platform, Intrexon provides its partners with industrial-scale design and development of complex biological systems. The UltraVector® platform delivers unprecedented control over the quality, function, and performance of living cells. We call our synthetic biology approach and integrated technologies Better DNA®, and we invite you to discover more at www.dna.com.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect management’s current views with respect to future events and performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to those described in the filings of Intrexon and Oragenics with the U.S. Securities and Exchange Commission. Any responsibility to update forward-looking statements is expressly disclaimed.

Intrexon Corporate Contact

Peter McLaughlin

Vice President, Corporate Communications

Intrexon Corporation

Tel: 323-842-7779

pmclaughlin@intrexon.com

Oragenics Corporate Contact

John N. Bonfiglio, PhD

Chief Executive Officer

Oragenics, Inc.

4902 Eisenhower Drive, Suite 125

Tampa, Fl 33634

Tel: 813-286-7900 x232

jbonfiglio@oragenics.com

Investor / Media Contacts

Stephanie Carrington / Aaron Estrada

The Ruth Group

Tel: 646-536-7017/7028

scarrington@theruthgroup.com / aestrada@theruthgroup.com